UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): June 6, 2019

VAALCO Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32167	76-0274813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9800 Richmond Avenue, Suite 700 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 623-0801

Not Applicable

(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10	EGY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reappointment of Board Member; Committee Chairperson Transitions

As previously disclosed, on May 31, 2019, A. John Knapp, Jr. resigned from his position as a member of the Board of Directors (the “Board”) of VAALCO Energy Inc. (the “Company” or “VAALCO”) and each of its committees. Mr. Knapp resigned solely in accordance with  the terms of a Stockholder Agreement, dated as of December 22, 2015, by and among the Company, Kornitzer Capital Management, Inc. (“KCM”) and John C. Kornitzer (“Mr. Kornitzer,” and together with KCM, the “Kornitzer Group”), pursuant to which Mr. Knapp, as designee of the Kornitzer Group, was required to resign as a member of the Board following such time that the Kornitzer Group, collectively with its affiliates, beneficially held less than five percent (5%) of the outstanding common stock of the Company.

On June 6, 2019, the Board, acting upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), determined to reappoint Mr. Knapp as a member of the Board and each of the Audit Committee, Compensation Committee, Nominating Committee and Strategic Committee of the Board, as well as reappoint Mr. Knapp as Chairman of the Audit Committee. In addition, the Board, acting upon the recommendation of the Nominating Committee, determined to transition certain of the Chairman roles on its Board committees as follows:

Board Committee	Former Chairman	Current Chairman
Audit Committee	A. John Knapp, Jr.	A. John Knapp, Jr.
Compensation Committee	Steven J. Pully	William R. Thomas
Nominating and Corporate Governance Committee	Andrew L. Fawthrop	Steven J. Pully
Strategic Committee	Andrew L. Fawthrop	Andrew L. Fawthrop

There are no arrangements or understandings between Mr. Knapp and any other persons pursuant to which he was selected to serve as a director the Company. There are no transactions to which the Company or any of its subsidiaries is a party and in which Mr. Knapp has a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

Appointment of New Chief Accounting Officer and Controller

On June 11, 2019, the Company announced that it had appointed Jason Doornik as the Company’s Chief Accounting Officer and Controller and that Mr. Doornik has assumed the role of the Company’s principal accounting officer.  Elizabeth D. Prochnow, the Company’s Chief Financial Officer, had served as the Company’s Chief Accounting Officer and Controller and principal accounting officer since March 2015.  Ms. Prochnow continues to serve as the Company’s Chief Financial Officer (principal financial officer).

Mr. Doornik, 50, has over twenty years of diversified accounting and finance experience, balanced among large companies and emerging companies as well as public accounting and industry experience.  Prior to joining the Company, Mr. Doornik served as Chief Accounting Officer and Controller of Fairway Energy, a Houston based midstream company, as Corporate Controller for BPZ Resources, Inc. and as a consultant for Sirius Solutions.  Mr. Doornik has held a variety of other senior finance roles such as Financial Reporting Manager of Grant Prideco, Inc. and its successor company, National Oilwell Varco, Inc. and Senior Associate for The Siegfried Group.  Mr. Doornik began his career with Ernst & Young in the Assurance and Advisory practice starting as a staff level associate and ending as a manager in the assurance practice.  From 1987 through 1991, Mr. Doornik served as a Unit Supply Specialist in the US Army.  Mr. Doornik holds a Bachelor’s degree in Business Administration and a Master’s degree of Professional Accountancy from the University of Texas at Austin.

Mr. Doornik will be entitled to receive an annual base salary of $197,000.  He will also be entitled to participate in the Company’s benefit plans that are generally provided for all employees, including eligibility for awards under the Company’s long- and short-term incentive plans.  The Company has entered into a change in control agreement with Mr. Doornik (“Change in Control Agreement) in a form similar to that approved by the Board on May 2, 2019 and filed as Exhibit 10.1 in the Form 8-K dated May 2, 2019. Under the Change in Control Agreement, upon a termination of Mr. Doornik’s employment by the Company without cause or a resignation by the participant for good reason three months prior to a change in control or six months following a change in control, the participant will be entitled to receive a cash amount equal to one-hundred percent of the participant’s base salary and continued participation in the Company’s group health plans for the participant and his or her eligible spouse and other dependents for six months.  Any payments under the Change in Control Agreement are subject to the participant’s execution and non-revocation of a general waiver and release of claims against the Company. Mr. Doornik has been employed on an at-will basis.

There is no family relationship between Mr. Doornik and any director, executive officer, or person chosen by the registrant to become a director or executive officer, nor are there any arrangements between Mr. Doornik and any other persons pursuant to which Mr. Doornik was selected to serve as officer.  There are no transactions to which the Company or any of its subsidiaries is a party and in which Mr. Doornik has a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 5.07Submission of Matters to a Vote of Security Holders.

On June 6, 2019, the Company held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”) at which the following proposals were voted upon:

Proposal 1:  Election of (i) Cary M. Bounds, (ii) Andrew L. Fawthrop, (iii) Steven J. Pully and (iv) William R. Thomas to the Board, with each to serve for a one-year term until the annual meeting of stockholders to be held in 2020. Mr. Knapp resigned from the Board prior to the Annual Meeting and, consequently, Mr. Knapp did not stand for re-election to the Board at the Annual Meeting.

Nominee	Votes Cast For	Votes Withheld	Broker Non-Votes
Cary M. Bounds	27,440,070	1,331,715	20,421,774
Andrew L. Fawthrop	25,139,248	3,632,537	20,421,774
Steven J. Pully	27,027,459	1,744,326	20,421,774
William R. Thomas	27,429,308	1,342,477	20,421,774

Proposal 2: Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2019.

Votes Cast For	Votes Cast Against	Abstentions
48,065,037	331,382	797,140

Proposal 3: Advisory vote to approve executive compensation.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
14,724,485	13,957,714	89,586	20,421,774

Each of the proposals acted upon by the Company’s stockholders at the Annual Meeting received a sufficient number of votes to be approved.

Item 7.01.      Regulation FD Disclosure.

On June 11, 2019, the Company issued a press release announcing the appointment of Mr. Doornik.  A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 9.01.      Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description of Exhibit
99.1	Press release, dated June 11, 2019, issued by VAALCO Energy, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO ENERGY, INC.

(Registrant)

Date: June 12, 2019                                 By:/s/ Elizabeth D. Prochnow

Name:Elizabeth D. Prochnow